NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

CONVENIANT HEMP MART, LLC

A Wyoming Limited Liability Company

INTEREST OPTION AGREEMENT

Original Issue Date: July 19, 2017

Effective Date: July 19, 2017

Expiration Date: January 19, 2019

This Option Agreement to purchase an interest in Conveniant Hemp Mart, LLC (“Option Agreement”) certifies that, for value received, Marijuana Company of America, Inc., or its assigns (“Grantee”) is entitled to exercise an option to purchase from Conveniant Hemp Mart, LLC., a Wyoming Limited Liability Company (“Company”), an interest equal to twenty-five percent (25%) of the total interests available for sale on the terms and subject to the conditions set forth below and in the Company’s Operating Agreement and other offering documents.

The Agreement, and the underlying option, vests on the Original Issue Date, and is eligible for execution by Grantee for a period of eighteen (18) months from the Original Issue Date, expiring on January 19, 2019.

1. Definitions. As used in this Option Agreement, the following terms shall have the definitions set forth in this Section 1.

“Courts” means the state and federal courts sitting in the State of Utah.

“Effective Date” means July 19, 2017.

“Exercise Price” means fifty thousand dollars ($50,000).

“Expiration Date” means January 19, 2019.

“Grantee” means Marijuana Company of America, Inc. or its assigns.

“Interest” means a twenty-five percent (25%) interest in the Company’s limited liability company, as set forward in the Company’s operating agreement and applicable law.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Option Agreement.

2. Vesting, Exercisability and Expiration. The Interests that are the subject of this Option Agreement shall vest upon the Effective Date and are exercisable respectively for a period of eighteen months, until January 19, 2019. All interests purchased pursuant to the Agreement will bear a Rule 144 restrictive legend and shall be Restricted Common Stock within the meaning of Rule 144 of the Securities Act, as that term is defined in Title 17 Part 230.144 of the Federal Code of Regulations. As such, the interests may not be resold in the public markets or transferred unless Company registers them under Section 5 of the Securities Act, or has received an opinion of counsel reasonably satisfactory to Company that such resale or transfer is exempt from the registration requirements of the Securities Act.

3. Termination. The rights associated with the vesting and exercise of this Option Agreement are subject to the following additional restrictions and limitations:

(a) Expiration of Term. Should the option granted herein not be exercised by the Expiration Date, this option will terminate;

4. Successors & Assigns. All the covenants and provisions of this Option Agreement shall be binding upon and inure to the benefit of Company and Grantee, and their respective successors and assigns.

5. Adjustments and Corporate Reorganizations. If the outstanding Interests subject to this Option Agreement are increased or decreased, or are changed into or exchanged for a different number or kind of interests or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalization, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the exercise price and number of Interests.

6. Exercise, Payment and Delivery of Option Interest. This Option Agreement may be exercised by the Grantee or other person then entitled to exercise it by giving five (5) business days’ written notice of exercise to Company, accompanied by a certified or cashier’s check payable to the order of Company in payment of such Exercise Price.

7. Reservation of Interests. Company shall at all times reserve and keep available out of its authorized Interests, solely for the purpose of issuance upon the exercise of the Option Interests, such number of Interests as shall be issuable upon the exercise thereof. Company covenants and agrees that the Interests shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any holder of its common stock.

8. Requirements of Law. By accepting this Option Agreement, Grantee represents and agrees for itself and its transferees that unless a registration statement under the Securities Act of 1933 is in effect as to Option Interests purchased upon any exercise of this Option Agreement, (a) any and all Interests so purchased shall be acquired for Grantee’s personal account and not with a view to or for sale in connection with any distribution; and, (b) each notice of the exercise of any portion of this Option Agreement shall be accompanied by a representation and warranty in writing, signed by Grantee, that the Interests are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution. Grantee hereby acknowledges that the Option Interests subject to this Option Agreement have not been registered under the Securities Laws of the United States nor any individual State, and are thus Restricted Securities containing the following restriction:

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR, UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

Grantee further acknowledges that no public market exists for the Option Interests nor is one expected to develop. Grantee acknowledges understanding Rule 144 and its requirements. Grantee cannot, without an effective registration statement being filed by Company with the Securities and Exchange Commission, or a legal opinion acceptable to Company regarding the existence of an exemption from registration requirements of Section 5 of the Securities and Exchange Act, clear the restriction from the Option Interests.

9. Notice. All notices, requests and demands (“Notice”) to or upon a Party, to be effective, shall be in writing and shall be sent: (i) certified or registered mail, return receipt requested; (ii) by personal delivery against receipt; (iii) by overnight courier; or (iv) by email and, unless otherwise expressly provided herein, and shall be deemed to have been validly served, given, delivered and received: (v) on the date indicated on the receipt, when delivered by personal delivery against receipt or by certified or registered mail; (vi) one business day after deposit with an overnight courier; or (vii) in the case of email notice, when sent.

10. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Utah without regard to its conflict of laws provisions. The Parties also agree that this Option Agreement shall be deemed to have been entered into in Utah, and the Parties agree that the Utah Courts will have jurisdiction over the Parties and this Option Agreement, and be the venue of any dispute that may arise between them. Grantee waives any claim that Utah Courts would be an inconvenient forum to address disputes between them.

11. Supplements and Amendments. Company and Grantee may from time to time supplement or amend this Option Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which Company and Grantee may deem necessary or desirable. Any and all amendments and supplements shall be in writing and signed by the Parties.

IN WITNESS WHEREOF, the Company has granted this Option Agreement on the date of grant specified above.

CONVENIANT HEMP MART, LLC

“COMPANY”

By: _______________________________

Frank Phillips, Chief Executive Manager

Address for Notice:

Conveniant Hemp Mart, LLC

Attention: Frank Phillips, Chief Executive Manager

968 Durfee Avenue

South El Monte, CA 92881

MARIJUANA COMPANY OF AMERICA, INC.

“GRANTEE”

By: _________________________________

      Donald Steinberg, Chief Executive Officer

Address for Notice:

Marijuana Company of America, Inc.

1340 West Valley Parkway

Suite 205

Escondido, CA 92029

Page 4 of 4